Exhibit 99.1

DALLAS -- (BUSINESS WIRE) -- April 12, 2005 -- Viking Capital Group, Inc. (OTCBB: VCGP) consummated an asset purchase transaction on April 5, 2005 with Secure Financial Solutions, Inc. to acquire all rights to the 1st Financial Solutions, Secure Cash(TM) card program. The Secure Cash(TM) is a stored value ATM debit card, which is accessible from any ATM connected to the Star, Maestro or Cirrus networks World-Wide, as well as through any point of sale terminal that accepts Pin number authenticated ATM debit cards. The purchase agreement included all rights to the Secure Cash(TM) program, all existing inventory of cards as well as all marketing material, trademarks and web sites associated with the program.

Viking Insurance Services, Inc., a wholly owned subsidiary of Viking Capital Group, Inc., will market the Secure Cash(TM) service through its existing relationships with nationally distributed medical benefit program providers as well as through networks of insurance agencies seeking value added cash management solutions for their customers. The Secure Cash(TM) card provides fully FDIC insured, web accessible, account services for domestic and international fund transfers, bill payments, payroll direct deposits as well as other financial services that can be customized to meet the needs of the benefits program provider. The card program accounts are serviced through Sutton Bank, established in 1878, with each individual card account being FDIC insured for a maximum of $100,000.

The Secure Cash(TM) also offers customers point-of-sale rechargability (adding cash to the account) which with a linked card account, can be used to support international funds transfers to service the multi billion dollar international remittance market. The Secure Cash(TM) service provides a fully Patriot Act compliant cash transfer service with transaction rates lower than most international funds transfer services such as Western Union and Moneygram, with received funds accessible at Star, Maestro or Cirrus network ATMs worldwide.

Additionally, these rights include representation of a web managed payroll processing application, which allows Viking and authorized sales agents to offer a complete payroll processing solution to employers with anywhere from 1 to thousands of employees, at rates significantly less than payroll processing firms such as ADP and PAYCHEX. Payroll can be processed automatically with funds transferred directly to the employees Secure Cash(TM) card or their own bank account.

The Secure Cash(TM) program is expected to generate revenues for Viking Capital Group, Inc. via its subsidiaries Viking Insurance Services, Inc. and Viking Capital Financial Services, Inc.; in the form of both card sales as well as per transaction fees for loading, funds use and customer services. Payroll processing service revenues are based on percentage of employee payroll process by the application service.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995


This press release may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this release, the words "plan," "anticipate," "believe," "estimate," "expect," and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, changes or anticipated changes in regulatory environments, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in other press releases to the public or filings made by the company with the Securities and Exchange Commission, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance acquisitions and expansion, and the risks inherent in acquisitions, their management, and product and service introductions and the entry into new geographic markets. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements. For further information, which could cause actual results to differ from the Company's expectations, as well as other factors, which could affect the Company's financial statements, please refer to the Company's report filed with the Securities and Exchange Commission.

Contact:
     Viking Capital Group, Inc., Dallas
     Roger Kron, 972-386-9996